Exhibit 10.10

HYDRIL COMPANY
RESTRICTED STOCK AGREEMENT

          This Restricted Stock Agreement between Hydril Company (the “Company”) and {Name} (the “Grantee”), an employee of the Company or its Subsidiary, regarding an award (“Award”) of {# of shares} shares of Common Stock (as defined in the Hydril Company 2000 Incentive Plan (the “Plan”)) granted to the Grantee on {Date} (the “Grant Date”), such number of shares subject to adjustment as provided in Section 15 of the Plan, and further subject to the following terms and conditions:

          1. Relationship to Plan. This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Restricted Stock Agreement:

          (a) “Cause” means (i) the Grantee’s willful and continued failure to substantially perform his duties with the Company or any such actual or anticipated failure after the Grantee’s issuance of a notice of termination of Employment, after a written demand for substantial performance is delivered to the Grantee by the Committee, which demand specifically identifies the manner in which the Board believes that the Grantee has not substantially performed his duties, (ii) upon the Grantee’s willful participation in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) upon there being substantial evidence that the Grantee is guilty of a crime classified as a felony (or the equivalent thereof) under applicable law, or that the Grantee has been convicted of such a crime. For purposes of this definition, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith.

          (b) “Change in Control” shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred: (a) after the date the Plan is approved by the Board any “person” (as such term is used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)), other than a person who is a Nonemployee Director of the Company on the date the Plan is approved by the Board or any person controlled by such a Nonemployee Director, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities without prior approval of a least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest; (b) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event thereafter constitute less than a majority of the members of the board of directors or comparable governing body of the entity that is the survivor of such transaction or event or, in the case of sale of assets, the entity that is the successor to the business of the Company; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new member whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members then still in office who were members at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

          (c) “Disability” means incapacity due to a physical or mental illness which continues for a period of more than six (6) months, as determined by the Committee.

          (d) “Employment” means employment with the Company or any of its Subsidiaries.

          2. Vesting Schedule.

          (a) This Award shall vest with respect to 60% of the aggregate number of shares of Restricted Stock subject to this Award on the third anniversary of the Grant Date and with respect to an additional 20% of the aggregate number of shares of Restricted Stock subject to this Award on each of the fourth and fifth anniversaries of the Grant Date; provided, however, that the Grantee must be in continuous Employment from the Grant Date through the applicable anniversary date in order for additional Restricted Stock to vest on such anniversary.

          (b) All shares of Restricted Stock subject to this Award shall vest, irrespective of the limitations set forth in subparagraph (a) above, provided that the Grantee has been in continuous Employment since the Grant Date, upon the occurrence of:

               (i) a Change in Control; or

               (ii) the Grantee’s termination of Employment by reason of death or Disability.

          3. Forfeiture of Award. Except as provided in any other agreement between the Grantee and the Company, if the Grantee’s employment terminates other than by reason of death or Disability, all unvested Restricted Stock as of the termination date shall be forfeited.

          4. Escrow of Shares. During the period of time between the Grant Date and the earlier of the date the Restricted Stock vests or is forfeited (the “Restriction Period”), the Restricted Stock shall be registered in the name of the Grantee and held in escrow by the Company, together with a stock power endorsed by the Grantee in blank. Any certificate shall bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions described in this Restricted Stock Agreement. Upon termination of the Restriction Period, a certificate representing such shares shall be delivered upon written request to the Grantee as promptly as is reasonably practicable following such termination.

          5. Code Section 83(b) Election. The Grantee shall be permitted to make an election under Code Section 83(b), to include an amount in income in respect of the Award of Restricted Stock in accordance with the requirements of Code Section 83(b).

          6. Dividends and Voting Rights. The Grantee is entitled to receive all dividends and other distributions made with respect to Restricted Stock registered in his name and is entitled to vote or execute proxies with respect to such registered Restricted Stock, unless and until the Restricted Stock is forfeited.

          7. Delivery of Shares. The Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulations of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulations or agreement.

          8. Notices. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Award shall be in writing and shall be:

          (a) by registered or certified United States mail, postage prepaid, to Hydril Company, ATTENTION: Corporate Secretary, 3300 North Sam Houston Parkway East, Houston, Texas 77032; or

          (b) by hand delivery or otherwise to Hydril Company, ATTENTION: Corporate Secretary, 3300 North Sam Houston Parkway East, Houston, Texas 77032.

          Any notices provided for in this Restricted Stock Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Grantee, five days after deposit in the United States mail, postage prepaid, addressed to the Grantee at the address specified at the end of this Agreement or at such other address as the Grantee hereafter designates by written notice to the Company.

          9. Assignment of Award. Except as otherwise permitted by the Committee, the Grantee’s rights under the Plan and this Restricted Stock Agreement are personal; no assignment or transfer of the Grantee’s rights under and interest in this Award may be made by the Grantee other than by will or by the laws of descent and distribution.

          Notwithstanding the foregoing, subject to approval by the Committee in its sole discretion, the Award is transferable by the Grantee to (a) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Grantee (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests. Subsequent transfers of a transferred Award shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Grantee or a person to whom the original Grantee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, the Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term “Grantee” shall be deemed to refer to the transferee. The consequences of termination of Employment shall continue to be applied with respect to the original Grantee, following which the Awards shall vest only to the extent specified in the Plan and this Restricted Stock Agreement.

          10. Withholding. No certificates representing shares of Common Stock awarded hereunder shall be delivered to or in respect of a Grantee unless the amount of all federal, state, and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such shares of Common Stock has been remitted to the Company, or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee pursuant to Section 12 of the Plan. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Award. Subject to any rules and regulations adopted by the Committee, the Grantee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Grantee in connection with this Award by delivering cash, or, with the Committee’s approval, by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value determined in accordance with the Plan, equal to the amount required to be withheld or paid.

          11. Stock Certificates. Certificates representing the Common Stock issued pursuant to the Award will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this paragraph 11 have been complied with.

          12. No Employment Guaranteed. No provision of this Restricted Stock Agreement shall confer any right upon the Grantee to continued Employment with the Company or any Subsidiary.

          13. Governing Law. This Restricted Stock Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

HYDRIL COMPANY

Dated	By

{CEO Name}
President and Chief Executive Officer

          The Grantee hereby accepts the foregoing Restricted Stock Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

Date:

Grantee’s Signature

Grantee’s Address:

{Address}
{City, State, Zip}